Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to use of our reports dated March 10, 1995, with respect to the financial statements and schedules of The Actava Group Inc. included in the Registration Statement (Form S-4) and related Prospectus of Metromedia International Group, Inc., dated May 30, 1996 for the registration of 1,787,344 shares of its common stock.


                                            /s/ Ernst & Young LLP
                                        __________________________________
                                               Ernst & Young LLP



Atlanta, Georgia
May 30, 1996